EXHIBIT 10.11


                            NONCOMPETITION AGREEMENT
                            ------------------------

            This Noncompetition Agreement (the "Agreement") is made and entered into as of April 13, 1993 by and between Union Oil Company of California, a California corporation ("Seller"), and National Auto/Truckstops, Inc., a Delaware corporation ("Buyer").


                                    RECITALS

            WHEREAS, Seller, through its national auto/truckstop network (the "A/TS Network"), has been engaged in the business of owning and operating a national auto/truckstop network (the "Business");

            WHEREAS, the A/TS Network sells gasoline, petroleum distillates and other petroleum products and related goods and services to trucks operating throughout the United States on the United States interstate highway system, including certain national and regional fleet customers;

            WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of November 23, 1992, by and between Seller and Buyer (the "Asset Purchase Agreement"), Buyer is purchasing on the date hereof from Seller the goodwill and substantially all of the assets of the A/TS Network (the
"Acquisition");

            WHEREAS, Buyer would not have entered into the Asset Purchase Agreement if Seller had not agreed to execute this Noncompetition Agreement;

            WHEREAS, Buyer intends to carry on the Business formerly conducted by Seller;

            WHEREAS, concurrently with the execution of this Agreement, the parties hereto are entering into a Trademark License Agreement, dated as of the date hereof (the "Trademark License Agreement"), pursuant to which Seller is licensing to Buyer the right to use the Marks and the Service Marks (as such terms are defined in the Trademark License Agreement) in connection with the operation of the Business;

            WHEREAS, the goodwill of the Business and the value of Buyer's rights under the Trademark License Agreement would be adversely affected if Seller were to compete with Buyer in the Business; and







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            WHEREAS, Seller understands and acknowledges that Seller's execution and delivery of this Agreement is a material inducement and condition precedent to the consummation of the Acquisition and the execution of the Trademark License.


            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

            1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Trademark License Agreement.

            "Buyer's Facility" means any Designated Facility owned, leased or sub-leased by or to Buyer that uses the Marks and/or the Service Marks.

            "Card Lock Facility" means an attended or unattended resale fueling facility with one or more card-activated dispensers targeting local commercial fleet customers.

            "Excluded Facility" means a retail motor fuel facility that on the Closing Date (as defined in the Asset Purchase Agreement) uses the Marks but which is not sold or assigned to Buyer pursuant to the Asset Purchase Agreement or any of the six separate California Purchase Agreements dated as of November 23, 1992.

            "Prohibited Facility" means:

                  (a)   an Auto/Truckstop;

                  (b) a Fuel Stop located within two (2) miles of the center line of an Interstate Highway, or within twenty-five
                        (25) miles of any Buyer's Facility;

                  (c) a retail motor fuel facility (including but not limited to a Card Lock Facility) that is not a Designated Facility but which:

                        (i) is located outside the PAD V Area, and either (A) within an SMSA and within two (2) miles of a Buyer's Facility, or (B) outside an SMSA






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                              and within ten (10) miles of a
                              Buyer's Facility; or

                        (ii) is located within the PAD V Area (excluding California) and either (A) within an SMSA and within one (1) mile of a Buyer's Facility, or (B) outside an SMSA and within five (5) miles of a Buyer's Facility; or

                      (iii) is located within California and within one (1) mile of a Buyer's Facility, measured along the Interstate Highway or any street, highway or road upon which such Buyer's Facility is located;

                        PROVIDED, HOWEVER, that in no case shall an Excluded Facility be a Prohibited
                        Facility.

            "SMSA" means a Standard Metropolitan Statistical area, as defined in the Trademark License Agreement.

            "Southeastern Area" shall mean the following states: Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Virginia.

            "Territory" means the lower 48 contiguous states of the United States of America, including each and every county, city and other political subdivision thereof. The parties hereto agree that this definition of "Territory" shall be deemed to include each and every county located in the Territory as if fully set forth herein.

            2.    NONCOMPETITION.

                  (a) For a period of 10 years commencing on the date hereof (the "Term"), without the prior written approval of Buyer, Seller shall not, and will cause its Affiliates not to, directly or indirectly, (i) own, manage, control, operate or otherwise participate, franchise or assist in the business of any Prohibited Facility located in the Territory, (ii) own, manage, control, operate, be connected with as an employee or consultant for any Person owning, managing, controlling, operating or otherwise participating or assisting in the business of any Prohibited Facility located in the Territory, or (iii) license, franchise or otherwise authorize any Person (other than Buyer and its licensees) to conduct business under the marks Pure, Protech or Firebird or under any of the Marks (or sell any products or provide any services in connection with the






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marks Pure, Protech or Firebird or the Marks and/or the Service Marks (as such terms are defined in the Trademark License Agreement)) at any Prohibited Facility located in the Territory or otherwise utilize any of the Marks and/or Service Marks or any commercial symbol similar thereto in connection with the business of any Prohibited Facility located in the Territory; PROVIDED HOWEVER, that nothing in this Agreement shall prohibit (x) Seller or its licensee or assignee of the marks Pure or Firebird from licensing the marks Pure and/or Firebird to any Prohibited Facility in the Southeastern Area at any time after a date on which Buyer is neither (A) selling motor fuel at any Auto/Truckstop or Fuel Stop in the Southeastern Area under one or more of the Marks nor (B) prominently displaying one or more of the Marks at any Auto/Truckstop or Fuel Stop in the Southeastern Area and (y) Seller's jobbers, distributors and marketers from selling products other than motor fuel to any Prohibited Facility.

                  (b) During the Term, Seller shall not, and will cause its Affiliates not to, directly or indirectly, materially expand any Excluded Facility that is an Auto/Truckstop or a Fuel Stop owned or operated by Seller or its Affiliates or otherwise materially alter the products and/or services sold by or through any such Excluded Facility; PROVIDED, HOWEVER, that nothing in this Section 2 shall prohibit Seller or its Affiliates from repairing or replacing any existing structures, fixtures or other assets of such an Excluded Facility, damaged or worn by reason of casualty or wear and tear, with comparable structures, fixtures or other assets.

            3. NONSOLICITATION. During the Term, Seller shall not, and will cause its Affiliates not to, directly or indirectly, either for its own account or for the account of any other Person, solicit, entice, persuade, induce or attempt to solicit, entice, persuade or induce any employee, agent, client or customer of the Business or Buyer to terminate, alter or refrain from extending or renewing any contractual or other relationship of such employee, agent, client or customer with the Business or Buyer; PROVIDED, HOWEVER, that nothing in this Section 3 shall prohibit Seller or its Affiliates from engaging in any form of generalized advertising that does not directly target or involve the direct solicitation of any employee, agent, client or customer of the Business or Buyer.

            4. SEVERABILITY; SEPARATE COVENANTS. If any provision of this Agreement shall be invalid or unenforce- able for any reason and to any extent, the remainder of this Agreement shall not be affected thereby, but shall be enforced to the greatest extent permitted by law. Without limiting the generality of the foregoing, the covenants






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contained in this Agreement shall be deemed to consist of a series of separate covenants, one for each state included within the Territory. Seller expressly acknowledges and agrees that the character, duration and geographic scope of the covenants contained in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. However, should a determination nonetheless be made by a court or arbitrator at a later date that the character, duration or geographic scope of the covenants contained in this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of the parties that this Agreement shall be construed by the court or arbitrator (as applicable) in such a manner as to impose only those restrictions on the conduct of Seller which are reasonable in light of the circumstances as they then exist and as are necessary to assure Buyer of the intended benefit of this Agreement. If, in any judicial proceeding, a court or arbitrator (as applicable) shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure Buyer of the intended benefit of this Agreement, it is expressly understood and agreed between the parties hereto that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

            5. ENFORCEMENT OF COVENANTS. The existence of any claim or cause of action of Seller or any of its Affiliates and entities in which it may be a joint venturer or a partner against either Buyer or any other Person, whether predicated on this Agreement, the Asset Purchase Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the covenants and agreements contained herein.

            6. INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that the remedies at law for any breach of this Agreement are and will be inadequate, and in the event of a breach or threatened breach by Seller of the provisions of this Agreement, Buyer shall be entitled to an injunction or injunctions restraining Seller from soliciting or interfering with employees, agents, clients or customers of the Business or Buyer, or from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any Person to whom such information has been disclosed, or is threatened to be disclosed, from engaging, participating or otherwise being connection with any business described in Section 2 hereof or from otherwise violating the provisions of this Agreement. Seller hereby irrevocably waives any requirement for the securing or posting of any bond in connection with any such remedy and






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agrees to take any further action reasonably required by Buyer to effect such waiver. Nothing herein contained shall be construed as prohibiting Buyer from pursuing any other remedies available to Buyer for such breach or threatened breach, including, without limitation, the recovery of damages from Seller and indemnification from Seller under Section 7.1 of the Asset Purchase Agreement.

            7. SUCCESSORS AND ASSIGNS. Buyer shall have the right to assign any or all of its rights and obligations hereunder to any of Buyer's Affiliates or lenders, or to any successor in interest of Buyer whether by merger, consolidation, purchase of assets, dissolutions, liquidation or otherwise.

            8. GOVERNING LAW. This Agreement shall be deemed to consist of a series of separate agreements, one for each state included within the Territory, and each such agreement shall be construed and enforced in accordance with and governed by the laws of such state, without regard to principles of conflicts of laws.

            9. AMENDMENT. This Agreement may be modified or amended only by a written instrument duly executed by each party hereto.

            10. WAIVER. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a continuing waiver or as a waiver of any other right or of the same or a similar right on another occasion. No failure or delay by Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof by Buyer, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege of Buyer.

            11. ENTIRE AGREEMENT. This Agreement, together with the Asset Purchase Agreement and the Trademark License Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

            12. HEADINGS. The headings of each section of this Agreement are for convenience of reference only and shall not limit, control or otherwise affect in any way, the meaning thereof.

            13. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original for all






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purposes, but all such counterparts shall together constitute but one and the same instrument.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first above written.


                                    UNION OIL COMPANY OF CALIFORNIA


                                    By: /s/ A.J. Eliskalns
                                       -------------------------------
                                       Name: A.J. Eliskalns
                                       Title: Vice President


                                    NATIONAL AUTO/TRUCKSTOPS, INC.


                                    By: /s/ James Bauchiero
                                       -------------------------------
                                       Name: James Bauchiero
                                       Title: Vice President and
                                              Chief Financial Officer